As filed with the Securities and Exchange Commission on September 27, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Item 5.    OTHER EVENTS.

On September 26, 2002, DSP Group, Inc. (the “Company”), Ceva, Inc., currently a wholly-owned subsidiary of the Company and to whom the Company will transfer its DSP cores licensing business (“Ceva”) and Parthus Technologies plc (“Parthus”) issued a joint press release announcing, among other things, that at the Extraordinary General Meeting and Court Meetings of Parthus held on September 26th, shareholders and optionholders of Parthus passed all resolutions necessary to approve the scheme of arrangement relating to the combination of Parthus with Ceva to form ParthusCeva, Inc. The joint press release is attached and filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

c.	Exhibits

Exhibit No.	Description
99.1	Joint Press Release of DSP Group, Inc., Ceva, Inc. and Parthus Technologies plc, dated September 26, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

	By:	/s/ MOSHE ZELNIK
Date: September 27, 2002		Moshe Zelnik
Vice President, Finance, Chief Financial Officer and Secretary

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